Exhibit 99.1

  Sonic Solutions Reports Selected Preliminary Financial Results for
       Third Quarter Ended December 31, 2006; Updates Guidance


    NOVATO, Calif.--(BUSINESS WIRE)--Feb. 15, 2007--Sonic Solutions(R) (NASDAQ:SNIC) today announced the following selected preliminary unaudited financial results for the quarter ended December 31, 2006.

    Selected Preliminary Financial Results

    Net revenue for the quarter was $39,120,000. Cost of revenue, excluding any stock based compensation costs, was $8,838,000. Included in cost of revenue is $1,236,000 of expense related to the amortization of acquired intangibles. Marketing and sales expenses, excluding any stock based compensation costs, were $8,003,000. Research and development expenses, excluding any stock based compensation costs, were $10,875,000. General and administrative expenses, excluding any stock based compensation costs, were $4,788,000. Sonic recorded a $3,400,000 charge for acquired in-process research and development, on a preliminary basis, related to the November 2006 acquisition of System OK AB, a private Swedish software concern. Other income (net of other expenses) was $311,000. For the quarter ended December 31, 2006, the number of shares outstanding on a fully diluted basis was approximately 27,500,000.

    As of December 31, 2006, Sonic had cash and cash equivalents of $22,543,000 and short term investments of $33,450,000. Bank debt at December 31, 2006 was $20,000,000. During the quarter and as part of the acquisition of System OK, Sonic paid $7,920,000 to System OK's shareholders.

    Guidance

    In addition, Sonic announced the following guidance:

    For the fourth fiscal quarter ending March 31, 2007, management anticipates net revenue, on a GAAP basis, will be between $37 million and $41 million. Cost of revenue, as a percentage of net revenue and excluding expenses related to the amortization of intangibles and stock based compensation, is estimated to be 18%. Operating expenses, excluding stock based compensation and any costs associated with Sonic's options review, are estimated to be $24 million. Other income (net of other expenses) is estimated to be $350,000. The number of shares outstanding on a fully diluted basis is estimated to be 27.5 million.

    For Sonic's Roxio Division, during fiscal year 2008, management expects net revenue in the bricks and mortar retail business channel to be roughly flat compared to fiscal 2007, OEM business channel net revenue to grow by 10-15%, and direct online sales growth of more than 25%. Sonic's management further expects Advanced Technology Group revenues to grow by more than 25% over fiscal 2007. Sonic will forecast relatively flat revenue for its Professional Products Group until the Company sees clear evidence of Hollywood's commitment to volume title production in high-definition formats.

    Options Review

    The Company's selected preliminary results and guidance may be adjusted as a result of possible restatement of historical results. As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee and Sonic management have preliminarily concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and the Company's board of directors, has determined that the Company's annual and interim financial statements may no longer be relied upon.

    Sonic believes it will have to record additional non-cash charges for stock-based compensation expense and restate previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

    All results and guidance reported today are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with any restatement and should be considered preliminary until Sonic files its quarterly report on Form 10-Q for the third quarter ended December 31, 2006 and any required amended historical financial statements. Investors are cautioned that Sonic is unable to provide reconciliations to corresponding U.S. Generally Accepted Accounting Principles ("GAAP") measures for the non-GAAP information provided in this press release due to the ongoing options practice and accounting review. The non-GAAP information includes those measures that exclude stock based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures.

    Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its preliminary financial results for the third quarter ended December 31, 2006. Investors are invited to listen to Sonic's quarterly conference call on the investor section of Sonic's website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 9:00 PM PST, midnight EST, February 22, 2007, and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 9663492.

    About Sonic Solutions

    Sonic Solutions (NASDAQ:SNIC)(http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio(R)-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.

    Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's quarter ended December 31, 2006 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and guidance for the quarter ended March 31, 2007; revenue guidance for the fiscal year ended March 31, 2008; views regarding opportunities presented by the "download and burn" business model, our ability to strengthen our relationships with end-users, the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, the evolution of, and opportunities for Sonic arising from, next-generation high definition formats and channels, future market opportunities, the potential benefits of our acquisition of System OK, views regarding the status and preliminary conclusions of Sonic's review of its historical and current stock option grant practices and related accounting, the expected impact and consequences of this review, including the expected restatement of Sonic's historical financial statements, and the time for completing the process.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley ("SOX") compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the timing, final results and final conclusions of the audit committee's review concerning matters related to Sonic's stock option grants, including but not limited to, the accuracy of the stated dates of option grants and whether all proper procedures were followed; the impact of any restatement of financial statements, including but not limited to the determination, as a result of the re-auditing of certain prior period financials statements, of additional restatement items beyond the restatement of non-cash stock-based compensation items, the impact of which may be material, or the effects of other actions that may be taken or required as a result of such review; tax issues or liabilities that relate to adjustments to the measurement dates associated with Company stock options; effects relating to Sonic's inability to timely file reports with the Securities and Exchange Commission; changes to the anticipated scope of the issues beyond the timing and accuracy of measurement dates for option awards to issues that Sonic does not currently realize exist; risks of litigation or governmental investigations or proceedings arising out of or related to Sonic's stock option grant practices or any restatement of its financial statements; and Sonic's failure to successfully appeal a NASDAQ determination to delist Sonic's common stock from the NASDAQ Global Market for failure to meet continued listing requirements. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Form 10-K/A and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Fax: 415-893-8008
             Chief Financial Officer
             Email: clay_leighton@sonic.com
             or
             StreetSmart Investor Relations
             Brooke Deterline, 415-893-7824
             Anne Leschin, 415-775-1788
             Email: investinsonic@sonic.com